Exhibit 99.2 A P O L L O C O M M E R C I A L R E A L E S T A T E F I N A N C E , I N C . Q4 & FY 2021 Financial Results February 8, 2022 Information is as of December 31, 2021, except as otherwise noted. It should not be assumed that investments made in the future will be profitable or will equal the performance of the investments in this document.

Forward Looking Statements and Other Disclosures This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond management’s control. These forward-looking statements may include information about possible or assumed future results of Apollo Commercial Real Estate Finance, Inc.’s (the “Company,” “ARI,” “we,” “us” and “our”) business, financial condition, liquidity, results of operations, plans and objectives. When used in this presentation, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the macro- and micro-economic impact of the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic; actions taken by governmental authorities to contain the COVID-19 pandemic or treat its impact; the impact of the COVID-19 pandemic on our financial condition, results operations, liquidity and capital resources; ARI’s business and investment strategy; ARI’s operating results; ARI’s ability to obtain and maintain financing arrangements; the timing and amounts of expected future fundings of unfunded commitments; and the return on equity, the yield on investments and risks associated with investing in real estate assets including changes in business conditions and the general economy. The forward-looking statements are based on management’s beliefs, assumptions and expectations of future performance, taking into account all information currently available to ARI. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to ARI. Some of these factors are described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in ARI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and other filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. If a change occurs, ARI’s business, financial condition, liquidity and results of operations may vary materially from those expressed in ARI’s forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for management to predict those events or how they may affect ARI. Except as required by law, ARI is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation contains information regarding ARI’s financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), including Distributable Earnings and Distributable Earnings per share. Please refer to page 19 for a definition of “Distributable Earnings” and the reconciliation of the applicable GAAP financial measures to non-GAAP financial measures set forth on page 18. This presentation may contain statistics and other data that in some cases has been obtained from or compiled from information made available by third-party service providers. ARI makes no representation or warranty, expressed or implied, with respect to the accuracy, reasonableness or completeness of such information. Past performance is not indicative nor a guarantee of future returns. Index performance and yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number and types of securities). Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of any investment by ARI. Unless the context requires otherwise, references in this presentation to “Apollo” refer to Apollo Global Management, Inc., together with its subsidiaries, and references in this presentation to the “Manager” refer to ACREFI Management, LLC, an indirect subsidiary of Apollo Global Management, Inc. 1

ARI 2021 Highlights 1,a Strong Distributable Earnings Well-Covered Dividend $1.48 1.1x 1 2 Distributable Earnings per Diluted Share of Common Stock Coverage Ratio for Dividend per Share of Common Stock Robust Originations Activity Durable Balance Sheet $3.2 Billion $1.9 Billion 3 New Mortgage Commitments Closed of Unencumbered Loan Assets a) Amount reflects Distributable Earnings, prior to realized losses and impairments on real estate owned, investments, and interest rate swap See footnotes on page 19 2

Summary Results ➢ Net interest income of $59.2 million ➢ Net income available to common stockholders of $34.0 million, or $0.23 per diluted share of common stock Q4 1,a Financial Results ➢ Distributable Earnings of $45.8 million, or $0.32 per diluted share of common stock 4 ➢ Declared a common stock dividend of $0.35 per share for Q4 2021, resulting in a 10.5% dividend yield ➢ Committed $3.2 billion in 2021; $1.7 billion ($1.3 billion funded at close) to new mortgages during Q4 Originations 5 5 ➢ Gross add-on fundings of $522 million in 2021; $145 million in Q4 ➢ Received $1.6 billion of full repayments in 2021; $793 million in Q4 6,b ➢ Total loan portfolio of $7.9 billion with w/a unlevered all-in yield of 4.9% – 89% first mortgages Loan Portfolio – 98% floating rate c ➢ 86% of US floating-rate loans have in-the-money benchmark floors with a w/a of 0.99% 3 ➢ $1.9 billion of unencumbered loan assets ➢ Modified covenants under existing $785 million Term Loan B to increase maximum ratio of total debt to tangible net worth, increase maximum ratio of unencumbered assets to pari-passu indebtedness and expand unencumbered asset definition Capitalization 7 ➢ Ended year with total common equity market capitalization of $1.8 billion ➢ Ended year with $367 million of total liquidity, comprised of $343 million in cash on hand and $24 million of approved and undrawn credit capacity a) Amount reflects Distributable Earnings, prior to realized losses and impairments on real estate owned, investments, and interest rate swap b) Excludes benefit of forward points on currency hedges related to loans denominated in currencies other than USD c) Excludes loans on non-accrual See footnotes on page 19 3

Portfolio Activity Q4 Portfolio Activity YTD’21 Portfolio Activity ($ in mm) 9 8 8 9 Key Highlights Q4’21 $1.7 billion 100% 5.7% 59% YTD’21 $3.2 billion 5.6% 62% 100% Commitments to Floating Rate Weighted Average Weighted Average a b New Mortgage Loans Mortgages Unlevered All-in Yield Loan-to-Value a) Includes benefit of forward points on currency hedges related to loans denominated in currencies other than USD; Weighted Average Unlevered All-in Yield is based on the applicable benchmark rates as of period and includes accrual of origination, and extension. b) Represents as-is loan-to-value based on fully funded principal See footnotes on page 19 4

Book Value per Share 10 Quarterly Book Value per Share 10 Book Value per Share Roll Forward General CECL BVPS excl. General CECL BVPS Allowance & Depreciation Allowance & Depreciation 12/31/2020 $15.08 ($0.30) $15.38 (+) Earnings in excess of dividends $0.08 - $0.08 (+) Net reversal of Specific CECL Allowance $0.07 - $0.07 (+) Net unrealized gain on currency hedges $0.04 - $0.04 (-) Other ($0.02) - ($0.02) (-) Vesting and delivery of RSUs ($0.08) - ($0.08) (-) Change in General CECL Allowance & Depreciation $0.02 $0.02 - 9 Change during period $0.11 $0.02 $0.09 12/31/2021 $15.19 ($0.28) $15.47 See footnotes on page 19 5

Capital Structure Overview Capital Structure Composition Conservative Capital Management Strategy ($ in mm) Six Secured Debt Counterparties and One Private Securitization Borrowings denominated in USD, GBP, EUR, and SEK a Secured Debt Obligations to reduce currency risk $4,159 (50%) c ~70% Weighted Average Available Advance Rate Across Secured Debt Obligations 11 2.4x Debt to Equity Ratio Term Senior $1,285 Loan B Notes (15%) $785 (9%) $500 (6%) 12 1.8x Fixed Charge Coverage $575 (7%) Convertible Notes $169 (2%) Preferred Stock 3 $1.9 Billion of Unencumbered Loan Assets b $2,164 (28%) Common Equity Book Value $800 million of term leverage added during 2021 a) Weighted-average rates of applicable benchmark rates plus spreads of USD: +2.00% / GBP: +1.86% / EUR: +1.42% / SEK: +1.50% b) Reflects book value per sharQ e (2 2021 excluding General CECL Allowance and depreciation) of $15.47 multiplied by shares of common stock outstanding c) Based on maximum available advance rates across secured debt counterparties See footnotes on page 19 6

Loan Portfolio Overview W/A Unlevered All-in Yield on Number of Loans Carrying Value 6,a Loan Portfolio 67 ~$7.9 billion 4.9% W/A Remaining Fully- W/A Portfolio Loan-to- 13 W/A Portfolio Risk Rating 13,16 13,b Extended Term Value 3.1 2.9 Years 60% Collateral Diversification Loan Position 14 c a) Excludes benefit of forward points on currency hedges related to loans denominated in currencies other than USD b) Weighted average loan-to-value (“LTV”) reflects the LTV at the time the loan was originated; excludes risk-rated 5 loans c) Other property types include: Parking Garages (3%), Caravan Parks (3%), Mixed Use (3%), Multifamily Development (2%), and Urban Predevelopment (2%) See footnotes on page 19 7

Loan Portfolio Overview (cont'd)

($ in mm) Property Type	United Kingdom	New York City	Other Europe	Southeast	Midwest	West	Other[a]	Total[9]
Hotel	$179 / 2%	$145 / 2%	$508 / 6%	$430 / 5%	$61 / 1%	$272 / 3%	$281 / 4%	$1,875 / 24%
Office	557 / 7%	515 / 7%	403 / 5%	-	226 / 3%	-	-	1,701 / 22%
Residential-for-sale	-	785 / 10%	-	102 / 1%	-	-	70 / 1%	957 / 12%
Urban Retail	353 / 4%	318 / 4%	41 / 1%	-	-	-	-	712 / 9%
Residential-for-rent	236 / 3%	18 / 0%	-	8 / 0%	133 / 2%	52 / 1%	31 / 0%	478 / 6%
Retail Center	310 / 4%	-	-	-	105 / 1%	-	-	415 / 5%
Industrial	-	-	345 / 4%	4 / 0%	10 / 0%	13 / 0%	5 / 0%	377 / 5%
Healthcare	219 / 3%	-	-	21 / 0%	22 / 0%	20 / 0%	34 / 0%	316 / 4%
Other[b]	442 / 6%	220 / 3%	-	145 / 2%	132 / 2%	-	122 / 2%	1,061 / 13%
Total[9,15]	**$2,297 / 29%**	**$2,001 / 25%**	**$1,296 / 16%**	**$709 / 9%**	**$689 / 9%**	**$356 / 5%**	**$543 / 7%**	**$7,891 / 100%**
General CECL Reserve								**$34**
Carrying value, net[9]								**$7,857**



West
5%
Midwest
9%
Northeast
2%
Mid-Atlantic
2%
New York City
25%
Southwest
3%
Southeast
9%



United Kingdom
29%
Sweden
4%
Germany
6%
Spain
3%
Italy
3%

a) Other geographies include Southwest (3%), Northeast (2%), Mid-Atlantic (2%), and Other International (<1%)

b) Other property types include Parking Garages (3%), Caravan Parks (3%), Mixed Use (3%), Multifamily Development (2%), and Urban Predevelopment (2%)

Note: Map does not show locations where percentages are 1% or lower

See footnotes on page 19

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Q4 Business Update ▪ Committed $1.7 billion ($1.3 billion funded) to new floating rate mortgage loans 5 ▪ Completed $145 million of gross add-on fundings during the quarter ($112 million net of secured credit facility advances) New Loan Commitments Portfolio ▪ $720 million of full loan repayments across 8 floating-rate first mortgages ▪ $73 million of subordinate loan sales ▪ $66 million in partial loan repayments from a combination of condo sale proceeds and deleveraging Full Repayments/Loan Sales Summary of Repayments and Sales See footnotes on page 19 9

Q4 Business Update (cont’d) Originations: a a ▪ Committed $167 million ($160 million funded at close) to a floating-rate first mortgage secured by an office portfolio in Milan, Italy. a ▪ Upsize of $106 million to an existing floating-rate first mortgage secured by a portfolio of retail warehouse properties in the United Kingdom. Repayments: a ▪ Received $359 million repayment of a floating-rate first mortgage secured by an urban retail property in Subsequent London, U.K. All accrued contractual and default interest was collected at the time of satisfaction. Events ▪ Received $44 million repayment of a floating-rate subordinate construction loan secured by an interest in a mixed-use property in Brooklyn, NY. ▪ Received $32 million repayment of a floating-rate subordinate loan secured by an equity interest in a portfolio of healthcare facilities and a $13 million repayment of a related CMBS horizontal risk retention interest. Add-on Fundings: 5 ▪ Completed $60 million of gross add-on fundings a) Conversion to USD on date of commitment, funding and/or repayment See footnotes on page 19 10

Senior Loan Portfolio Overview (Page 1 of 2)

($ in mm) Hotel	Origination Date	Amortized Cost	Unfunded Commitments	Construction Loan	3rd Party Subordinate Debt	Fully-extended Maturity[13, 16]	Location
Loan 1	10/2019	$263	$40		Y	8/2024	Various, Spain
Loan 2	11/2021	221	26		Y	11/2026	Various, UK/Ireland
Loan 3	4/2018	152	-			4/2023	Honolulu, HI
Loan 4	9/2015	145	-			6/2024	Manhattan, NY
Loan 5	7/2021	139	39			8/2026	Various, US
Loan 6	8/2019	136	-			8/2024	Various, Italy
Loan 7	5/2018	115	-			6/2024	Miami, FL
Loan 8	3/2017	106	-			3/2022	Atlanta, GA
Loan 9	10/2021	99	-			11/2026	New Orleans, LA
Loan 10	11/2018	90	-			12/2023	Vail, CO
Loan 11	12/2019	60	-			1/2025	Tucson, AZ
Loan 12	11/2021	59	104	Y		12/2026	St. Thomas, USVI
Loan 13	5/2021	59	2		Y	6/2026	Fort Lauderdale, FL
Loan 14	5/2019	52	-			6/2024	Chicago, IL
Loan 15	10/2021	44	47	Y		10/2026	Lake Como, Italy
Loan 16	12/2015	43	-			8/2024	St. Thomas, USVI
Loan 17	2/2018	26	1			11/2024	Pittsburgh, PA
Loan 18	12/2021	23	34	Y		6/2025	Dublin, Ireland
Subtotal/W.A. - Hotel		**$1,832**	**$293**				
Office							
Loan 19	2/2020	$227	$-			2/2025	London, UK
Loan 20	1/2020	214	75		Y	2/2025	Long Island City, NY
Loan 21	6/2019	212	15			8/2026	Berlin, Germany
Loan 22	9/2019	189	-			9/2023	London, UK
Loan 23	10/2018	187	-			10/2023	Manhattan, NY
Loan 24	11/2017	132	-			1/2023	Chicago, IL
Loan 25 [a]	12/2017	123	-		Y	7/2022	London, UK
Loan 26	3/2018	86	-		Y	4/2023	Chicago, IL
Loan 27	11/2021	25	57	Y		11/2025	Milan, Italy
Loan 28	12/2019	19	2			4/2022	Edinburgh, Scotland
Subtotal/W.A. - Office		**$1,414**	**$149**				
Urban Retail							
Loan 29 [b]	12/2019	$353	$-			12/2023	London, UK
Loan 30	8/2019	318	-		Y	9/2024	Manhattan, NY
Subtotal/W.A. - Urban Retail		**$671**	**-**				

a) Includes £20.0 million ($27.1 million converted to USD) subordinate participating interest

b) Loan was repaid subsequent to period end

See footnotes on page 19

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Senior Loan Portfolio Overview (Page 2 of 2)

($ in mm) Residential-for-sale	Origination Date	Amortized Cost	Unfunded Commitments	Construction Loan	3rd Party Subordinate Debt	Fully-extended Maturity[13, 16]	Location
Loan 31	12/2021	$180	$57			1/2027	Manhattan, NY
Loan 32	12/2018	105	74	Y	Y	12/2023	Manhattan, NY
Loan 33	12/2021	102	-		Y	1/2026	Hallandale Beach, FL
Loan 34	12/2019	70	12		Y	11/2025	Boston, MA
Loan 35	1/2018	21	2		Y	1/2023	Manhattan, NY
Loan 36	6/2018	6	-		Y	7/2022	Manhattan, NY
Subtotal/W.A. - Residential-for-sale		**$484**	**$145**				
Residential-for-rent							
Loan 37	12/2021	$236	$18			12/2026	Various, UK
Loan 38	5/2021	82	-			5/2026	Cleveland, OH
Loan 39	4/2014	60	-			7/2023	Various
Loan 40	11/2014	50	-			6/2023	Various, US
Loan 41	2/2020	50	1			3/2024	Cleveland, OH
Subtotal/W.A. - Residential-for-rent		**$478**	**$19**				
Retail Center							
Loan 42	10/2021	$311	$-			10/2026	Various, UK
Loan 43[17]	11/2014	105	-			9/2022	Cincinnati, OH
Subtotal/W.A. - Retail Center		**$416**	**-**				
Mixed Use							
Loan 44	12/2019	$127	$710	Y	Y	6/2025	London, UK
Loan 45	12/2019	54	-			12/2024	London, UK
Subtotal/W.A. - Mixed Use		**$181**	**$710**				
Other							
Loan 46 - Industrial	3/2021	$284	$-			5/2026	Various, Sweden
Loan 47 - Parking Garages	5/2021	269	5			5/2026	Various, US
Loan 48 - Portfolio[a]	6/2021	267	27			6/2026	Various, Germany
Loan 49 - Caravan Parks	2/2021	221	-			2/2028	Various, UK
Loan 50 - Healthcare	10/2019	219	-			10/2024	Various, UK
Loan 51 - Multifamily Development[17]	3/2017	177	-			7/2022	Brooklyn, NY
Loan 52 - Urban Predevelopment[17]	1/2016	122	-			9/2022	Miami, FL
Subtotal/W.A. - Other		**$1,559**	**$32**				
Total/W. A. - First Mortgage[9]		**$7,035**	**$1,348**			**3.1 Years**	

a) Includes portfolio of office, industrial, and retail property types

See footnotes on page 19

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Subordinate Loan[14] Portfolio Overview

($ in mm) Residential-for-sale	Origination Date	Amortized Cost	Unfunded Commitments	Construction Loan	3rd Party Subordinate Debt	Fully-extended Maturity[13, 16]	Location
Loan 53 [a]	6/2015	$238	$-	Y	Y	3/2022	Manhattan, NY
Loan 54 [a, b]	5/2020	153	-	Y	Y	3/2022	Manhattan, NY
Loan 55 [a, b]	11/2017	82	-	Y	Y	3/2022	Manhattan, NY
Subtotal/W.A. - Residential-for-sale		**$473**	**-**				
Office							
Loan 56	1/2019	$100	$-			12/2025	Manhattan, NY
Loan 57	7/2013	14	-			7/2022	Manhattan, NY
Loan 58	8/2017	8	-			9/2024	Troy, MI
Subtotal/W.A. - Office		**$122**	**-**				
Healthcare							
Loan 59 [d]	7/2019	$51	$-		Y	6/2024	Various, US
Loan 60 [c]	1/2019	32	-			1/2024	Various, US
Loan 61 [c, d]	2/2019	13	-		Y	1/2034	Various, US
Subtotal/W.A. - Healthcare		**$96**	**-**				
Mixed Use							
Loan 62	12/2018	$42	$9	Y		12/2023	Brooklyn, NY
Loan 63	2/2019	40	-			6/2022	London, UK
Loan 64	7/2012	7	-			8/2022	Chapel Hill, NC
Subtotal/W.A. - Mixed Use		**$89**	**$9**				
Other							
Loan 65 - Industrial	5/2013	$32	$-			5/2023	Various, US
Loan 66 - Hotel	6/2015	24	-			7/2025	Phoenix, AZ
Loan 67 - Hotel	6/2018	20	-			6/2023	Las Vegas, NV
Subtotal/W.A. - Other		**$76**	**-**				
Total/W.A. - Subordinate[9]		**$856**	**$9**			**1.3 Years**	
Total/W.A. - Portfolio[9,15]		**$7,891**	**$1,357**			**2.9 Years**	
General CECL Reserve		**$34**					
Total Carrying value, net[9]		**$7,857**					

a) Loans are secured by the same property.

b) Previously disclosed as one loan.

c) Loan and single-asset, single-borrower CMBS are secured by the same properties, both were repaid after period end

d) In the form of a single-asset, single-borrower CMBS

See footnotes on page 19

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Loan Maturities and Future Fundings Profile 16,18,19 Fully-Extended Loan Maturities and Expected Future Fundings by Net Equity ($ in mm) a a 20 Net Interest Income Sensitivity to Benchmark Rates Note: Assumes future financing, in certain cases, against mortgages that are not currently financed a) Net of expected secured credit facility advances See footnotes on page 19 14

Appendix 15

Consolidated Balance Sheets (in thousands - except share data) December 31, 2021 December 31, 2020 f Assets: Cash and cash equivalents $343,106 $325,498 a,b Commercial mortgage loans, net 7,012,312 5,451,084 b Subordinate loans and other lending assets, net 844,948 1,045,893 Real estate owned, net (net of of $2,645 accumulated depreciation in 2021) 151,788 - Other assets 47,753 74,640 Derivative assets 16,788 - Real estate owned, held for sale, net - 42,905 Total Assets $8,416,695 $6,940,020 Liabilities and Stockholders' Equity Liabilities: Secured debt arrangements, net (net of deferred financing costs of $9,062 and $12,993 in 2021 and 2020, respectively) $4,150,268 $3,436,672 Senior secured term loan, net (net of deferred financing costs of $12,734 and $7,130 in 2021 and 2020, respectively) 768,325 483,465 Senior secured notes, net (net of deferred financing costs of $5,949 and $0 in 2021 and 2020, respectively) 494,051 - Convertible senior notes, net 569,979 565,654 c Accounts payable, accrued expenses and other liabilities 102,609 74,887 Participations sold 27,064 34,974 Payable to related party 9,773 9,598 Debt related to real estate owned, held for sale - 33,000 Derivative liabilities, net - 31,241 Total Liabilities $6,122,069 $4,669,491 Commitments and Contingencies Stockholders’ Equity: Preferred stock, $0.01 par value, 50,000,000 shares authorized, Series B, 0 and 6,770,393 shares issued and outstanding in 2021 and 2020, respectively ($0 and $169,260 liquidation preference), respectively, and Series B-1, 6,770,393 and 0 shares issued and outstanding in 2021 and 2020, respectively ($169,260 and $0 liquidation preference) $68 $68 Common stock, $0.01 par value, 450,000,000 shares authorized, 139,894,060 and 139,295,867 shares issued and outstanding in 2021 and 2020, respectively 1,399 1,393 Additional paid-in-capital 2,721,042 2,707,792 Accumulated deficit (427,883) (438,724) Total Stockholders’ Equity $2,294,626 $2,270,529 Total Liabilities and Stockholders’ Equity $8,416,695 $6,940,020 a) Includes $5,957,707 and $5,418,999 pledged as collateral under secured debt arrangements in 2021 and 2020, respectively b) Net of $178,588 and $213,102 CECL Allowances in 2021 and 2020, respectively, comprised of $145,000 and $175,000 Specific CECL Allowance and $33,588 and $38,102 General CECL Allowance, respectively. c) Includes $3,106 and $3,365 of General CECL Allowance related to unfunded commitments on commercial mortgage loans, subordinate loans and other lending assets, net in 2021 and 2020, respectively 16

Consolidated Statements of Operations

(in thousands - except share and per share data)	Three months ended December 31,		Year Ended December 31,	
	2021	**2020**	**2021**	**2020**
Net interest income:				
Interest income from commercial mortgage loans	$85,595	$77,116	$327,702	$309,134
Interest income from subordinate loans and other lending assets	18,343	22,944	100,413	118,435
Interest expense	(44,730)	(35,364)	(162,522)	(148,891)
Net interest income	**$59,208**	**$64,696**	**$265,593**	**$278,678**
Revenue from real estate owned operations	11,647	-	18,917	-
Total Net Revenue	**$70,855**	**$64,696**	**$284,510**	**$278,678**
Operating expenses:				
General and administrative expenses (includes equity-based compensation of $4,089 and $17,633 in 2021 and $7,269 and $16,815 in 2020, respectively)	(8,610)	(7,269)	(28,845)	(26,849)
Management fees to related party	(9,773)	(9,598)	(38,160)	(39,750)
Operating expenses related to real estate owned	(11,015)	-	(19,923)	-
Depreciation and amortization on real estate owned	(1,097)	-	(2,645)	-
Total operating expenses	**($30,495)**	**($16,867)**	**($89,573)**	**($66,599)**
Other income	36	125	3,821	1,604
Realized loss on investments	(767)	(30,190)	(20,767)	(47,632)
Reversals of (provision for) loan losses and impairments, net [a]	(1,817)	26,354	34,773	(125,600)
Realized losses and impairments on real estate owned	-	-	(550)	-
Foreign currency translation gain (loss)	(3,879)	35,304	(31,687)	26,916
Gain (Loss) on foreign currency forward contracts (includes unrealized gains (losses) of $46,714 and $(26,499) in 2021 and 2020, respectively)	2,021	(42,702)	41,674	(9,743)
Gain (loss) on interest rate hedging instruments (includes unrealized gains (losses) of $1,314 and $14,604 in 2021 and 2020, respectively)	1,143	(40)	1,314	(39,247)
Net income	**$37,097**	**$36,680**	**$223,515**	**$18,377**
Preferred dividends	(3,068)	(3,385)	(12,964)	(13,540)
Net income available to common stockholders	**$34,029**	**$33,295**	**$210,551**	**$4,837**
Net income per basic share of common stock	**$0.23**	**$0.23**	**$1.48**	**$0.01**
Net income per diluted share of common stock	**$0.23**	**$0.23**	**$1.46**	**$0.01**
Basic weighted-average shares of common stock outstanding	139,894,060	140,036,383	139,869,244	148,004,385
Diluted weighted-average shares of common stock outstanding	142,391,653	140,036,383	168,402,515	148,004,385
Dividend declared per share of common stock	**$0.35**	**$0.35**	**$1.40**	**$1.45**

a) For the three months ended December 31, 2021 and 2020, comprised of $24,950 in Specific CECL Reversals in 2020, and ($1,817) and $1,404 in General CECL Reversals (Allowance) in 2021 and 2020, respectively. For the years ended December 31, 2021 and 2020, comprised of $30,000 and $(118,019) Specific CECL Reversals (Allowance), respectively, and $4,773 and $(10,600) of General CECL Reversals (Allowance), respectively, and a $3,019 reversal of a previously recorded impairment on an equity investment for the three months ended and year ended December 31, 2020.

APOLLO | Commercial Real Estate Finance

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1 Reconciliation of GAAP Net Income to Distributable Earnings (in thousands - except share and per share data) Three months ended December 31, Year Ended December 31, 1 Distributable Earnings : 2021 2020 2021 2020 Net income available to common stockholders: $34,029 $33,294 $210,551 $4,837 Adjustments: Equity-based compensation expense 4,484 4,089 17,633 16,815 Unrealized (gain) loss on interest rate swap——— (14,470) (Gain) Loss on foreign currency forwards (2,021) 42,702 (41,674) 9,743 Foreign currency (gain) loss, net 3,879 (35,304) 31,687 (26,916) Unrealized (gain) loss on interest rate cap (1,143) 40 (1,314) (134 Realized gains (losses) relating to interest income on foreign currency hedges, net 216 692 (1,342) 1,945 Realized gains relating to forward points on foreign currency hedges, net 1,869 1,355 1,994 5,088 Amortization of the convertible senior notes related to equity reclassification 836 788 3,272 3,084 Depreciation and amortization on real estate owned 1,097 2,645 - Provision for (reversal of) loan losses and impairments 1,817 (26,354) (34,773) 125,600 Realized losses and impairments on real estate owned and investments 767 30,190 21,317 47,632 Realized loss on interest rate swap——— 53,851 Total adjustments 11,801 18,198 (555) 222,238 1 Distributable Earnings, prior to realized loss and impairments on real estate owned, investments and interest rate swap $45,830 $51,492 $209,996 $227,075 Realized loss and impairments on real estate owned investments (767) (30,190) (21,317) (47,632) Realized loss on interest rate swap——— (53,851) 1 Distributable Earnings $45,063 $21,302 $188,679 $125,592 1 Weighted-average diluted shares – Distributable Earnings : Weighted-average diluted shares – GAAP 139,894,060 140,036,383 168,402,515 148,004,385 Weighted-average unvested RSUs 2,497,593 2,036,107 2,456,409 2,030,467 Reversal of hypothetical conversion of the Notes—— (28,533,271)— 1 Weighted-average diluted shares – Distributable Earnings 142,391,653 142,072,490 142,325,653 150,034,852 1 Distributable Earnings , per share, prior to realized losses and impairments on real estate owned, investments and interest rate swap $0.32 $0.36 $1.48 $1.51 1 Distributable Earnings per share of common stock $0.32 $0.15 $1.33 $0.84 See footnotes on page 19 18

Footnotes 1. Distributable Earnings, formerly known as Operating Earnings, is a non-GAAP financial measure that we define as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items (including depreciation and amortization on real estate owned) included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains (losses), other than (a) realized gains/(losses) related to interest income, and (b) forward point gains/(losses) realized on our foreign currency hedges, (v) the non-cash amortization expense related to the reclassification of a portion of our convertible senior notes to stockholders’ equity in accordance with GAAP, and (vi) provision for loan losses and impairments. Please see page 18 for a reconciliation of GAAP net income to Distributable Earnings. 2. Represents Distributable Earnings, prior to realized losses and impairments on real estate owned, investments, and interest rate swap per share to dividend per share for the twelve months ended December 31, 2021. 3. Represents loan assets with no asset-specific financing. Pursuant to our Term Loan B agreement, we are required to maintain a ratio of total unencumbered assets to total pari-passu indebtedness of at least 2.50:1. Unencumbered assets are comprised of unencumbered loan assets, cash, other assets and residual equity interests in entities where we hold assets financed under repurchase obligations. 4. Reflects closing share price on February 7, 2022. 5. Quarterly add-on fundings represent fundings on loans closed prior to the quarter. 2021 add-on fundings represent fundings on loans closed in prior years. 6. Weighted Average Unlevered All-in Yield on the loan portfolio is based on the applicable benchmark rates as of period end on the floating rate loans and includes accrual of origination, extension, and exit fees. For non-US deals, yield excludes incremental forward points impact from currency hedging. 7. Common equity market capitalization represents common shares outstanding times the closing stock price on December 31, 2021. 8. Other includes transfer to real estate owned, changes in current expected credit loss allowance, foreign currency appreciations/depreciation, PIK interest, and the accretion of loan costs and fees. 9. Amounts and percentages may not foot due to rounding. 10. Book value per share of common stock is common stockholders’ equity divided by shares of common stock outstanding. 11. Represents total debt, less cash and loan proceeds held by servicer divided by total stockholders' equity, adjusted to add back the General CECL Allowance in line with our covenants. 12. Fixed charge coverage is EBITDA divided by interest expense and preferred stock dividends. 13. Based on loan amortized cost. 14. Includes two subordinate risk retention interests in securitization vehicles classified as Subordinate Loans. 15. Gross of $34 million of General CECL Allowance. 16. Assumes exercise of all extension options. 17. Amortized cost for these loans is net of the recorded Specific CECL Allowances and impairments. 18. Future funding dates and amounts are based upon the Manager’s estimates, which are derived from the best information available to the Manager at the time. There is no assurance that the payments will occur in accordance with these estimates or at all, which could affect our operating results. 19. Excludes risk-rated 5 loans. 20. Any such hypothetical impact on interest rates on our variable rate borrowings does not consider the effect of any change in overall economic activity that could occur in a rising interest rate environment. Further, in the event of a change in interest rates of that magnitude, we may take actions to further mitigate our exposure to such a change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, this analysis assumes no changes in our financial structure. The analysis incorporates movements in USD and GBP benchmark rates only. 19